Exhibit 5.1

Morris, Manning & Martin
A LIMITED LIABILITY PARTNERSHIP

ATTORNEYS AT LAW
1600 ATLANTA FINANCIAL CENTER
3343 PEACHTREE ROAD, N.E.

ATLANTA, GEORGIA 30326-1044
TELEPHONE 404 233-7000
FACSIMILE 404 365-9532

DRAFT

[DATE]

Witness Systems, Inc.
300 Colonial Center Parkway
Roswell, Georgia 30076
(770) 754-1900

Re:
Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for Witness Systems, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offer and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as shall be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of up to $80,000,000 aggregate offering price of securities (the "Securities") which may include either or both of (i) shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), and (ii) warrants to purchase Common Stock (the "Warrants").

        In connection with this opinion, we have examined a copy of (1) the Registration Statement, and all amendments thereto; (2) the Company's Certificate of Incorporation, as amended (the "Certificate"); (3) the Company's Bylaws, as amended (the "Bylaws"); (4) certain resolutions of the Company's Board of Directors relating to the Registration Statement; and (5) such other documents as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. With respect to matters of fact relevant to our opinion, we have relied upon certificates of officers of the Company, representations made by the Company in other documents examined by us and other representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

        Whenever used in any statement set forth in this opinion, "to our knowledge" and other words of similar meaning qualify and limit such statement to the current awareness of the lawyers in our firm who have had responsibility for devoting substantive attention to the representation of the Company in the preparation of the Registration Statement and any due diligence in connection therewith, or any other substantive matters we are handling for the Company, of factual matters that are relevant to the statement so qualified and limited.

        For the purpose of the opinions set forth below, we have assumed, without independent investigation, that (1) the issuance, sale, number and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the Certificate, the Bylaws and applicable Delaware law (each, a "Board Action"); (2) any Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement") between the Company and a financial institution identified in the Warrant Agreement as a warrant agent (each, a "Warrant Agent"); (3) the Registration Statement and any post-effective amendments thereto will have become effective and comply with all applicable laws; (4) the Registration Statement and any post-effective amendments thereto will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (5) a Prospectus Supplement or term sheet will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby and will comply with all applicable laws; (6) all Securities will be issued and sold in compliance with all applicable laws; and (7) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

          1.     Upon due authorization by Board Action of the issuance and sale of shares of the Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares in accordance with the terms of the Board Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the exercise of any Warrants in accordance with their respective terms, such shares of Common Stock will be validly issued, fully paid and nonassessable.

          2.     When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Board Action and has been duly executed and delivered by the Company and the Warrant Agent named in the Warrant Agreement, and Warrants conforming to the requirements of the related Warrant Agreement have been duly countersigned or authenticated, as required, by the Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms of the Warrant Agreement and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company.

        We assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legal, valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

        The opinions set forth in clause 2 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

        We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Georgia, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

        We consent to your filing this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
MORRIS, MANNING & MARTIN L.L.P.
By:
Jeffrey L. Schulte, Partner